Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF "NEXTGEN ACQUISITION CORP. II", FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2021, AT 9:53 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6463418 8100D
SR# 20214246782

Authentication: 205109244
Date: 12-29-21

CERTIFICATE OF DOMESTICATION
OF
NEXTGEN ACQUISITION CORP. II

Pursuant to Sections 103 and 388 of the General Corporation Law of the State of Delaware

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NextGen Acquisition Corp. II, a Cayman Islands exempted company limited by its shares (the "Corporation"), which intends to domesticate as a Delaware corporation pursuant to this Certificate of Domestication, does hereby certify to the following facts relating to the domestication of the Corporation in the State of Delaware:

1. The Corporation was originally incorporated on the 11th day of January, 2021 under the laws of the Cayman Islands.

2. The name of the Corporation immediately prior to the filing of this Certificate of Domestication is NextGen Acquisition Corp. II.

3. The name of the Corporation as set forth in the Certificate of Incorporation is Virgin Orbit Holdings, Inc.

4. The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication is the Cayman Islands.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6. Pursuant to Section 103(d) of the Delaware General Corporation Law, this Certificate of Domestication shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be executed in its name this 29th day of December, 2021.

NEXTGEN ACQUISITION CORP. II

By: /s/ Patrick T. Ford
Name: Patrick Ford
Title: Chief Financial Officer and Secretary